As filed with the Securities and Exchange Commission on January 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1161641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2420 17th St., Office 3002

Denver, Colorado 80202

(888) 507-1737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Chad Steelberg

Chief Executive Officer

Veritone, Inc.

2420 17th St., Office 3002

Denver, Colorado 80202

(888) 507-1737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Zemetra Chief Financial Officer Veritone, Inc. 2420 17th St., Office 3002 Denver, Colorado 80202 (888) 507-1737	Michael A. Hedge Jason C. Dreibelbis K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company Emerging growth company	☒ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common Stock, par value of $0.001 per share	2,760,188	$13.74	$37,924,983.12	$3,515.65

(1)

The Registrant is hereby registering for resale: (a) 1,704,823 shares of its outstanding common stock (the “Initial PandoLogic Shares”) issued to the selling stockholders on September 14, 2021 pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 21, 2021 (the “PandoLogic Merger Agreement”), by and among the Registrant, PandoLogic Ltd., a company incorporated under the laws of the State of Israel (“PandoLogic”), Melisandra Ltd., a company incorporated under the laws of the State of Israel and a wholly-owned subsidiary of the Registrant, and Shareholder Representative Services, LLC, a Colorado limited liability company, in connection with the closing of the merger transaction contemplated by the PandoLogic Merger Agreement, and (b) up to 1,055,365 additional shares of its common stock (the “Additional PandoLogic Shares”) that may be issued to the selling stockholders pursuant to the PandoLogic Merger Agreement if PandoLogic achieves certain revenue milestones in the 2021 and 2022 fiscal years, assuming the full achievement of all revenue milestones set forth in the PandoLogic Merger Agreement. The Additional PandoLogic Shares have not been earned and are not currently outstanding. The actual number of Additional PandoLogic Shares issued to the selling stockholders could be materially less than 1,055,365 shares of common stock depending on whether and to what extent the applicable revenue milestones are achieved. This presentation is not intended to constitute an indication or prediction of whether any such revenue milestones will be achieved.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on January 28, 2022.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2022

PROSPECTUS

2,760,188 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 2,760,188 shares of our common stock, par value $0.001 per share, which are held by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of any shares offered by this prospectus.

The selling stockholders acquired these shares in connection with our acquisition of PandoLogic Ltd., a company incorporated under the laws of the State of Israel, or PandoLogic, pursuant to that certain Agreement and Plan of Merger, dated as of July 21, 2021, or the PandoLogic Merger Agreement, by and among us, PandoLogic, Melisandra Ltd., a company incorporated under the laws of the State of Israel and a wholly-owned subsidiary of us, and Shareholder Representative Services, LLC, a Colorado limited liability company.

The number of shares of common stock being registered hereunder is comprised of (i) 1,704,823 shares of our outstanding common stock, or the Initial PandoLogic Shares, issued to the selling stockholders on September 14, 2021 pursuant to the terms of the PandoLogic Merger Agreement in connection with the closing of the merger transaction contemplated by the PandoLogic Merger Agreement, and (ii) up to 1,055,365 additional shares of our common stock, or the Additional PandoLogic Shares, that may be issued to the selling stockholders pursuant to the PandoLogic Merger Agreement if PandoLogic achieves certain revenue milestones in the 2021 and 2022 fiscal years, assuming the full achievement of all revenue milestones set forth in the PandoLogic Merger Agreement. The Additional PandoLogic Shares have not been earned and are not currently outstanding. The actual number of Additional PandoLogic Shares issued to the selling stockholders could be materially less than 1,055,365 shares of common stock depending on whether and to what extent the applicable revenue milestones are achieved. This presentation is not intended to constitute an indication or prediction of whether any such revenue milestones will be achieved.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 19 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is listed on The NASDAQ Global Market, or Nasdaq, under the symbol “VERI.” On January 28, 2022, the last reported sale price of our common stock on Nasdaq was $14.41 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

You should rely only on the information contained in or incorporated by reference into this prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

We will not receive any proceeds from the sale of any shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus includes and incorporates by reference, references to our trademarks, trade names and service marks, such as Veritone®, Veritone One™ and aiWARE™, which are protected under applicable intellectual property laws and are our property. This prospectus also contains and incorporates by reference, references to trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus or any document incorporated by reference, may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless otherwise indicated herein, references in this prospectus to “Veritone,” the “Company,” “we,” “us” and “our” refer to Veritone, Inc., a Delaware corporation, together with our consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and the other documents incorporated by reference into this prospectus.

Overview

We are a provider of artificial intelligence, or AI, computing solutions. Our proprietary AI operating system, aiWARETM, uses machine learning algorithms, or AI models, together with a suite of powerful applications, to reveal valuable insights from vast amounts of structured and unstructured data. The platform offers capabilities that mimic human cognitive functions such as perception, prediction and problem solving, enabling users to quickly, efficiently and cost effectively transform unstructured data into structured data, and analyze and optimize data to drive business processes and insights. aiWARE is based on an open architecture that enables new AI models, applications and workflows to be added quickly and efficiently, resulting in a future-proof, scalable and evolving solution that can be leveraged by organizations across a broad range of business sectors, serving commercial enterprises as well as government and regulated industries.

We also offer cloud-native digital content management solutions and content licensing services, primarily to customers in the media and entertainment market. These offerings leverage our aiWARE technologies, providing customers with unique capabilities to enrich and drive expanded revenue opportunities from their content.

In addition, we operate a full-service advertising agency that leverages our aiWARE technologies to provide differentiated managed services to its clients. Our advertising services include media planning and strategy, advertisement buying and placement, campaign messaging, clearance verification and attribution, and custom analytics, specializing in host-endorsed and influencer advertising across primarily radio, podcasting, streaming audio, social media and other digital media channels. Our advertising services also include its VeriAdsTM Network, which is comprised of programs that enable broadcasters, podcasters and social media influencers to generate incremental advertising revenue.

On September 14, 2021, we acquired 100% of PandoLogic, Ltd. a company incorporated under the laws of the State of Israel, or PandoLogic, pursuant to that certain Agreement and Plan of Merger, dated as of July 21, 2021, or the PandoLogic Merger Agreement, by and among us, PandoLogic, Melisandra Ltd., a company incorporated under the laws of the State of Israel and a wholly-owned subsidiary of us, and Shareholder Representative Services, LLC, a Colorado limited liability company. PandoLogic is a leading provider of intelligent hiring solutions and utilizes its proprietary platform to accelerate the time and improve the efficiency in the process for employers hiring at scale for both mass market and difficult-to-source candidates. PandoLogic’s fully autonomous recruiting platform helps employers source talent faster and more efficiently with predictive algorithms, machine learning and AI.

We manage our organization through two distinct customer-focused groups: Commercial Enterprise and Government & Regulated Industries.

•

Commercial Enterprise consists of customers in the commercial sector, including our media and entertainment customers, advertising customers, content licensing customers and customers through PandoLogic that are not from government or regulated industries.

•

Government and Regulated Industries, or GRI, consists of customers in the government and regulated industries sectors, including our state, local and federal government, legal, compliance and energy customers.

Across Commercial Enterprise and GRI, we separate revenue into two categories: Software Products and Services and Managed Services.

•

Software Products and Services consists of revenues generated from our aiWARE platform and through PandoLogic’s software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

•	Managed Services consist of revenues generated from our advertising agency and related services and content licensing services.

For additional information about our company, please refer to other documents we have filed with the Securities and Exchange Commission, or SEC, and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements and may be relieved of other significant requirements that are otherwise generally applicable to other public companies that are not emerging growth companies. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company on December 31, 2022, or earlier if we have more than $1.07 billion in annual revenue, we are deemed to be a large accelerated filer under the rules of the SEC, or we issue more than $1.0 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting burdens in the registration statement of which this prospectus is a part, as well as in documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and we may elect to take advantage of some or all of the reduced reporting requirements in our future filings. As a result, the information contained herein and that we provide to our stockholders in the future may be different than the information you receive from other public companies in which you hold stock.

Company Information

We were incorporated as a Delaware corporation on June 13, 2014 under the name Veritone Delaware, Inc., and changed our name to Veritone, Inc. on July 15, 2014. Our corporate headquarters are located at 2420 17th Street, Office 3002, Denver, Colorado 80202. Our telephone number is (888) 507-1737. Our principal website address is www.veritone.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

THE OFFERING

Shares of common stock offered by selling stockholders(1)	2,760,188

Use of Proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 7 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Symbol	“VERI”

(1)

The number of shares of common stock being registered hereunder is comprised of (i) 1,704,823 shares of our outstanding common stock, or the Initial PandoLogic Shares, issued to the selling stockholders on September 14, 2021 pursuant to the terms of the PandoLogic Merger Agreement in connection with the closing of the merger transaction contemplated by the PandoLogic Merger Agreement, and (ii) up to 1,055,365 additional shares of our common stock, or the Additional PandoLogic Shares, that may be issued to the selling stockholders pursuant to the PandoLogic Merger Agreement if PandoLogic achieves certain revenue milestones in the 2021 and 2022 fiscal years, assuming the full achievement of all revenue milestones set forth in the PandoLogic Merger Agreement. The Additional PandoLogic Shares have not been earned and are not currently outstanding. The actual number of Additional PandoLogic Shares issued to the selling stockholders could be materially less than 1,055,365 shares of common stock depending on whether and to what extent the applicable revenue milestones are achieved. This presentation is not intended to constitute an indication or prediction of whether any such revenue milestones will be achieved.

RISK FACTORS

Investing in our common stock involves significant risks. Before deciding whether to invest in our common stock, you should consider carefully the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements made or incorporated in this prospectus that are not historical or current facts may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipates,” “believes,” “seeks,” “estimates,” “expects,” “intends,” “continue,” “can,” “may,” “plans,” “potential,” “projects,” “should,” “could,” “will,” “would” or similar expressions and the negatives of those expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, but are not limited to, any statements that refer to projections of our future financial condition and results of operations, capital needs and financing plans, competitive position, industry environment, potential growth and market opportunities, acquisition plans and strategies, compensation plans, governance structure and policies and/or the price of our common stock.

The forward-looking statements included herein represent our management’s current expectations and assumptions based on information available as of the date of this prospectus. These statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part I, and Item 1A (Risk Factors) of Part II, of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and in Item 1 (Business) and Item 1A (Risk Factors) of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020. Readers should carefully review these risks, as well as the additional risks described in other documents we file from time to time with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date of this report.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

Investors are cautioned not to place undue reliance on such forward-looking statements and the results contained in such statements may not be achieved. Although new information, future events, or risks may cause actual results to differ materially from future results expressed or implied by such forward-looking statements, except as required by applicable law, we do not undertake and specifically disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock offered by this prospectus. The selling stockholders will receive all of the proceeds from any sale of the shares of our common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” on page 8 of this prospectus.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of (i) 1,704,823 Initial PandoLogic Shares previously issued to the selling stockholders on September 14, 2021 pursuant to the terms of the PandoLogic Merger Agreement in connection with the closing of the merger transaction contemplated by the PandoLogic Merger Agreement, and (ii) up to 1,055,365 Additional PandoLogic Shares that may be issued to the selling stockholders pursuant to the PandoLogic Merger Agreement if PandoLogic achieves certain revenue milestones in the 2021 and 2022 fiscal years, assuming the full achievement of all revenue milestones set forth in the PandoLogic Merger Agreement. The Additional PandoLogic Shares have not been earned and are not currently outstanding. The actual number of Additional PandoLogic Shares issued to the selling stockholders could be materially less than 1,055,365 shares of common stock depending on whether and to what extent the applicable revenue milestones are achieved. This presentation is not intended to constitute an indication or prediction of whether any such revenue milestones will be achieved.

The table below sets forth, to our knowledge, information as of the date of this prospectus for the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholders. The second column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders as of January 26, 2022. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. Notwithstanding, the selling stockholders may sell or otherwise dispose of some, all or none of their shares.

Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which a selling stockholder has sole or shared voting power or investment power and any shares of common stock that the selling stockholder has the right to acquire within 60 days of January 26, 2022. The percent of beneficial ownership for the selling stockholders is based on 34,980,025 shares of our common stock outstanding as of January 26, 2022. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders questionnaires in connection with the filing of this prospectus. The selling stockholders have contractual rights to require us to file the registration statement of which this prospectus is a part.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock. See the section entitled “Plan of Distribution” beginning on page 19 of this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned Upon Completion of this Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Robert D. Symonds(2)	1,571	*	1,571	—	—
Itai Benosh(3)	2,759	*	2,759	—	—
Ray Bixler(4)	24,940	*	24,940	—	—
Dean Salomon(5)	333	*	333	—	—
David Mekelburg(6)	1,379	*	1,379	—	—
Whitman Walker(7)	2,389	*	2,389	—	—
Richard M. and Cheryl R. Rhodes(8)	1,340	*	1,340	—	—
Israel Industrial Resources LLC(9)	32,543	*	32,543	—	—
Christopher R. Atkins(10)	22,355	*	22,355	—	—
TZG Investment LP(11)	2,681	*	2,681	—	—
Jonathan B. Bulkeley(12)	162,067	*	162,067	—	—
Viola Ventures III, L.P.(13)	1,065,916	3.0%	1,065,916	—	—
Jane Ochsman Rowny(14)	333	*	333	—	—
Kreos Capital IV (Expert Fund) Limited(15)	44,502	*	44,502	—	—
Peter Harrison(16)	32,228	*	32,228	—	—
Avi Balali(17)	638	*	638	—	—
Sean Fitzgerald(18)	281	*	281	—	—
Edison VII AF, L.P.(19)	1,148,968	3.3%	1,148,968	—	—
Orix Finance Equity Investors, LP(20)	212,632	*	212,632	—	—
Ruben Carolyn Wallert(21)	333	*	333	—	—

*	Less than 1%
(1)	Assumes that the selling stockholders will sell all shares of common stock registered under this prospectus directly held by such selling stockholders.
(2)

Includes up to 857 Additional PandoLogic Shares potentially issuable to Robert D. Symonds if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Symonds’s address is 23051 Whispering Ridge Drive, Estevo, Florida 34135.

(3)

Includes up to 1,368 Additional PandoLogic Shares potentially issuable to Itai Benosh if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Benosh’s address is 50 Biscayne Blvd., Miami, Florida 33132.

(4)

Includes up to 13,605 Additional PandoLogic Shares potentially issuable to Ray Bixler if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Bixler served on the Board of Directors of PandoLogic from January 2019 until the consummation of the transactions contemplated by the PandoLogic Merger Agreement. Mr. Bixler’s address is 1317 Stonegate Drive, Downingtown, Pennsylvania 19335.

(5)

Includes up to 113 Additional PandoLogic Shares potentially issuable to Dean Salomon if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Salomon’s address is 8 Michael Neeman, Tel Aviv, Israel.

(6)

Includes up to 752 Additional PandoLogic Shares potentially issuable to David Mekelburg if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Mekelburg’s address is 317 Koch Ave., Ann Arbor Michigan 48103.

(7)

Includes up to 1,303 Additional PandoLogic Shares potentially issuable to Whitman Walker if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Walker’s address is 411 15th Apt. B, Brooklyn, New York 11215.

(8)

Includes up to 455 Additional PandoLogic Shares potentially issuable to Richard M. and Cheryl R. Rhodes if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Richard M. and Cheryl R. Rhodes’s address is 10809 Red Barn Lane, Potomac, Maryland 20845.

(9)

Includes up to 17,753 Additional PandoLogic Shares potentially issuable to Israel Industrial Resources LLC if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Yoram Belisha and Elliott Forgash, are the General Manager and Controller, respectively, of Israel Industrial Resources LLC, and have voting and investment control over such shares of common stock. The address of each of the foregoing is c/o Ronnie Cohen—Law Offices, 12 Hartom Street, POB, Jerusalem, Israel 91451.

(10)

Includes up to 12,195 Additional PandoLogic Shares potentially issuable to Christopher R. Atkins if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Atkins’s address is 59 John St. Apt. 11B, New York, NY 10038.

(11)

P. Richard Zitelman may be deemed to be the beneficial owner of 2,681 shares of common stock directly owned by TZG Investment LP, which includes up to 910 Additional PandoLogic Shares potentially issuable to TZG Investment LP if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. P. Richard Zietelman is the general partner of TZG Investment LP and has voting and investment control over such shares of common stock. The address of each of the foregoing is 10421 Motor City Dr. Box 341270, Bethesda, Maryland 20817.

(12)

Includes up to 88,410 Additional PandoLogic Shares potentially issuable to Jonathan B. Bulkeley if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Bulkeley’s address is 30 Pettipaug Ave., Old Saybrook, Connecticut 06475.

(13)

Viola Ventures GP 3 Ltd. may be deemed to be the beneficial owner of 1,065,916 shares of common stock directly owned by Viola Ventures III, L.P., which includes up to 390,810 Additional PandoLogic Shares potentially issuable Viola Ventures III, L.P. if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Viola Ventures GP 3 Ltd. is the sole general partner of Viola Ventures III, L.P. and has voting and investment control over such shares of common stock. Decisions by Viola Ventures GP 3 Ltd. to vote or dispose of such shares requires the consent of Shlomo Daovrat, Harel Beit-On and Avi Zeevi as the directors of Viola Ventures GP 3 Ltd. The address of each of the foregoing is 12 Abba Eban Avenue Ackerstein, Towers Bldg. D. Herzliya 4672530.

(14)

Includes up to 113 Additional PandoLogic Shares potentially issuable to Jane Ochsman Rowny if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Ms. Rowny’s address is 6017 Cairn Terrace, Bethesda, Maryland 20817.

(15)

Kreos Capital Group Limited may be deemed to be the beneficial owner of 44,502 shares of common stock directly owned by Kreos Capital IV (Expert Fund) Limited, which includes up to 19,501 Additional PandoLogic Shares potentially issuable to Kreos Capital IV (Expert Fund) Limited if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Kreos Capital Group Limited is the manager of Kreos Capital IV (Expert Fund) Limited and has voting and investment control over such shares of common stock. Decisions by Kreos Capital Group Limited to vote or dispose of such shares requires consent of its board of directors. The address of each of the foregoing is 47 Esplande St Helier, Jersey, JE1 0BD.

(16)

Includes up to 17,581 Additional PandoLogic Shares potentially issuable to Peter Harrison if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Harrison is the former chairman of PandoLogic. Mr. Harrison’s address is 124 Paradise by the Sea Blvd., Inlet Beach, Florida 32461.

(17)

Includes up to 348 Additional PandoLogic Shares potentially issuable to Avi Balali if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Balali is the Senior Vice President of Engineering & Development for PandoLogic. Mr. Balali’s address is Halutza 14, Meitar, Israel P.O. Box 1157.

(18)

Includes up to 153 Additional PandoLogic Shares potentially issuable to Sean Fitzgerald if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Mr. Fitzgerald’s address is 212 E 89th St. Apt 4E, New York, New York.

(19)

Edison VII AF GP LLC may be deemed to be the beneficial owner of 1,148,968 shares of common stock directly owned by Edison VII AF, L.P., which includes up to 419,020 Additional PandoLogic Shares potentially issuable to Edison VII AF, L.P. if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Edison VII AF GP LLC is the general partner of Edison VII AF, L.P. and has voting and investment control over such shares of common stock. Decisions by Edison VII AF, L.P. to vote or dispose of such shares requires consent of Christopher Sugden as the managing member of Edison VII AF GP

LLC. The address of each of the foregoing is 281 Witherspoon Street, Floor 3, Princeton, New Jersey 08540.

(20)

Bill Bishop may be deemed to be the beneficial owner of 212,632 shares of common stock directly owned by Orix Finance Equity Investors, LP which includes up to 70,005 Additional PandoLogic Shares potentially issuable to Orix Finance Equity Investors, LP if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full. Bill Bishop is the managing director of Orix Finance Equity Investors, LP and has voting and investment control over such shares of common stock. The address of each of the foregoing is 2001 Ross Avenue, Suite 1900, Dallas, Texas 75201.

(21)	Includes up to 113 Additional PandoLogic Shares potentially issuable to Ruben Carolyn Wallert if certain revenue milestones set forth in the PandoLogic Merger Agreement are achieved in full.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our third amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to our third amended and restated certificate of incorporation and amended and restated bylaws. Copies of these documents are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 76,000,000 shares of common stock, par value $0.001 per shares, of which 75,000,000 shares have been designated as common stock, $0.001 par value per share, and 1,000,000 shares have been undesignated as preferred stock, $0.001 par value per share.

As of January 26, 2022, there were 34,980,025 shares of common stock issued and outstanding. All outstanding shares of our capital stock are fully paid and nonassessable.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our third amended and restated certificate of incorporation. Our third amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. We have not paid any cash dividends on our common stock, and it is unlikely that any cash dividends will be declared or paid on any common stock in the foreseeable future. Instead, we plan to retain our cash for use in the operation of our business. Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We currently have 1,000,000 shares of undesignated preferred stock authorized, none of which are outstanding. Under the terms of our third amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue such shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Marketplace Rules.

These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Options

As of December 31, 2021, we had outstanding time-based options to purchase an aggregate of 5,334,608 shares of our common stock, with a weighted average exercise price of $14.62 per share, and outstanding performance-based options to purchase an aggregate of 3,834,441 shares of our common stock, with a weighted average exercise price of $11.05 per share, under our equity compensation plans. Each of such options has a term of 10 years from the grant date.

Warrants

As of December 31, 2021, we had outstanding warrants to purchase an aggregate of 497,062 shares of common stock, with a weighted average exercise price of $6.47 per share.

Restricted Stock Units

As of December 31, 2021, we had outstanding 893,083 restricted stock units, each representing the right to receive one share of common stock upon vesting.

Demand Registration Rights

Pursuant to the Investor Rights Agreement, dated as of July 15, 2014, as amended, or the Rights Agreement, entered into by us and certain stockholders, the holders of at least 30% of the following held by the holders of our then-outstanding Series A and A-1 preferred stock, and the holders of at least 30% of the following held by the holders of our then-outstanding Series B preferred stock: (i) shares of our common stock issued or issuable upon conversion of any of our securities by the parties to such agreement, and (ii) common stock issued as a dividend or other distribution with respect to the shares in (i), can request that we file up to two registration statements registering all or a portion of their registrable shares in a registration statement that would have an aggregate offering price of not less than $5 million. Under specified circumstances, we have the right to defer filing of a requested registration statement. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. We are required to pay all expenses relating to any demand registration by the holders of registrable securities under the Rights Agreement, subject to certain limitations. The registration rights described above will expire for each holder upon the earlier of (i) such time as such holder holds less than one percent of our common stock and Rule 144 or another similar exemption under the Securities Act is available for the sale of such holder’s shares without limitation during a three-month period without registration and (ii) May 2022, the fifth anniversary of our initial public offering.

Form S-3 Registration Rights

Pursuant to the Rights Agreement, the holders of at least 20% of the following held by the holders of our then-outstanding Series A and A-1 preferred stock, and the holders of at least 20% of the following held by the holders of our then-outstanding Series B preferred stock: (i) shares of our common stock issued or issuable upon conversion of any of our securities by the parties to such agreement, and (ii) common stock issued as a dividend or other distribution with respect to the shares in (i), have the right to demand that we file additional registration statements, including a shelf registration statement, for such holders on Form S-3. Under specified circumstances, we also have the right to defer filing of a requested registration statement. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances, and to our right to decline to effect such registration if two such registrations have been effected. We are required to pay all expenses relating to any Form S-3 registration by the holders of registrable securities under the Rights Agreement, subject to certain limitations. The registration rights described above will expire for each holder upon the earlier of (i) such time as such holder holds less than one percent of our common stock and Rule 144 or another similar exemption under the Securities Act is available for the sale of such holder’s shares without limitation during a three-month period without registration and (ii) May 2022, the fifth anniversary of our initial public offering.

Piggyback Registration Rights

Pursuant to the Rights Agreement, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit or similar plans, or corporate reorganizations or other transactions under Rule 145 under the Securities Act, the holders of registrable shares of our common stock issued or issuable upon conversion of any of our securities by the parties to such agreement, and common stock issued as a dividend or other distribution with respect to such shares, are entitled to notice of the registration and have the right to include their registrable securities in such registration. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

We are required to pay all expenses relating to any piggyback registration by the holders of registrable securities under the Rights Agreement, subject to certain limitations. The registration rights contained in the Rights Agreement will expire for each holder upon the earlier of (i) such time as such holder holds less than one percent of our common stock and Rule 144 or another similar exemption under the Securities Act is available for the sale of such holder’s shares without limitation during a three-month period without registration and (ii) May 2022, the fifth anniversary of our initial public offering.

PandoLogic Registration Rights

In connection with the acquisition of PandoLogic, we entered into a Registration Rights Agreement, dated September 14, 2021, or the PandoLogic Rights Agreement, with the former PandoLogic shareholders whereby we agreed to register for resale the shares of our common stock issued to them in the acquisition, including any shares of common stock that may be issued in any earn-out payment. Under the PandoLogic Rights Agreement, we are required to file a registration statement on Form S-3 no later than January 31, 2022 registering all of the shares issued to the former PandoLogic shareholders and to keep such registration statement effective until the earliest of (i) such time as the shares of common stock are sold, (ii) such time as Rule 144 under the Securities Act is available for the sale of such holder’s shares of common stock and (iii) the third anniversary of the effective date of the registration statement. The registration statement of which this prospectus forms a part constitutes such registration statement on Form S-3. In addition, the PandoLogic Rights Agreement provides that if we propose to file a registration statement under the Securities Act prior to the effectiveness of the registration statement described above, other than with respect to a registration related to employee benefit or similar plans, or corporate reorganizations or other transactions under Rule 145 under the Securities Act, the holders will have the right to include their shares of common stock issued in the acquisition of PandoLogic included in such registration statement.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our third amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, as well as changes in our board of directors or management team, including the following:

Board of Directors Vacancies. Our third amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is only permitted to be set by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and will promote continuity of management.

Classified Board. Our third amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors shall be classified into three classes of directors, each of which hold office for a three-year term. In addition, directors may only be removed from our board of directors for cause. The existence of a classified board could delay a potential acquirer from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential acquirer.

Stockholder Action; Special Meeting of Stockholders. Our third amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our third amended and restated certificate of incorporation does not provide for cumulative voting.

Directors Removed Only for Cause. Our third amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Exclusive Venue. Our third amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our third amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our third amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Each of the foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

Our third amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our third amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our third amended and restated certificate of incorporation also provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our third amended and restated certificate of incorporation and our amended and restated bylaws also provide that we shall indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL. We have obtained directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our third amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our third amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our third amended and restated certificate of incorporation and our amended and restated bylaws is not complete and is qualified in its entirety by reference to these documents. Copies of these documents are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

The limitation of liability and indemnification provisions in our third amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “VERI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of PandoLogic as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.veritone.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021 and April 30, 2021, respectively;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 6, 2021, August 5, 2021 and November 15, 2021, respectively;

•

our Definitive Proxy Statement with respect to the 2021 Annual Meeting of Stockholders held on June 24, 2021, filed with the SEC on May  15, 2021, (but only to the extent incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020);

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on  January 6, 2021, March 1, 2021, April  26, 2021, June  28, 2021, July  26, 2021, September 17, 2021 (as amended by Form 8-K/A, filed with the SEC on November  15, 2021 and as further amended by Form 8 K/A filed with the SEC on November  17, 2021), and November 22, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38093) filed with SEC on May 11, 2017, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Veritone, Inc., 2420 17th Street, Office 3002, Denver, Colorado 80202; telephone number: (888) 507-1737. You may also access the documents incorporated by reference in this prospectus through our website at www.veritone.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

2,760,188 Shares of Common Stock

PROSPECTUS

                    , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates of the fees and expenses payable by the registrant in connection with the registration of the offered securities. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$3,515.65
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$35,000
Miscellaneous Expenses	$10,000

Total Expenses:	$73,515.65

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our third amended and restated certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or, while a director or officer, is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated bylaws provide that we will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer, or, while a director or officer, is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters may agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement and are incorporated herein by reference.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 21, 2021, by and among the Registrant, Melisandra Ltd., PandoLogic Ltd. and Shareholder Representative Services, LLC, as the Securityholder Representative (incorporated by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2021).

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2017).

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 23, 2017).

4.1	Specimen Stock Certificate evidencing the shares of the Registrant’s common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (No. 333-216726) filed on April 28, 2017).

4.2	Investor Rights Agreement dated July 15, 2014 among the Registrant and certain of its stockholders, together with Amendment No. 1 thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-216726) filed on March 15, 2017).

5.1*	Opinion of K&L Gates LLP, counsel to the Registrant.

10.1	Registration Rights Agreement, dated September 14, 2021, by and between the Registrant and the shareholders named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021).

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Somekh Chaikin, Member Firm of KPMG International, independent registered public accounting firm.

23.3*	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

107	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on January 31, 2022.

VERITONE, INC.

By:	/s/ Chad Steelberg
Chad Steelberg,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Chad Steelberg and Michael L. Zemetra and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chad Steelberg Chad Steelberg	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 31, 2022

/s/ Ryan Steelberg	President and Director	January 31, 2022
Ryan Steelberg

/s/ Michael L. Zemetra Michael L. Zemetra	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2022

/s/ Knute P. Kurtz	Director	January 31, 2022
Knute P. Kurtz

/s/ Jeff P. Gehl	Director	January 31, 2022
Jeff P. Gehl

Signature	Title	Date

/s/ G. Louis Graziadio, III	Director	January 31, 2022
G. Louis Graziadio, III

/s/ Nayaki R. Nayyar	Director	January 31, 2022
Nayaki R. Nayyar

/s/ Richard H. Taketa	Director	January 31, 2022
Richard H. Taketa